As filed with the Securities and Exchange Commission April 3, 2009
Registration No. 333-149115

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST–EFFECTIVE AMENDMENT NO. 1 TO
  FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

 BIOGOLD FUELS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	20-5609647 (I.R.S. Employer Identification No.)

230 Park Avenue
Suite 1000
New York, NY 10169
(Address of Principal Executive Offices, Including Zip Code)

BioGold Fuels Corporation
2008 Equity Incentive Plan
(Full Title of the Plan)

Steve Racoosin
230 Park Avenue
Suite 1000
New York, New York 10169
(646) 435-5529
(Name, Address, and Telephone Number of Agent for Service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑

EXPLANATORY NOTE — DEREGISTRATION OF SECURITIES
On February 8, 2008, BioGold Fuels Corporation, a Nevada Corporation (the “Company”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-149115) (the “Registration Statement”) registering 10,000,000 shares of the Company’s Common Stock, par value $0.001 par share (the “Common Stock”), to be offered and sold pursuant to the BioGold Fuels Corporation 2008 Equity Incentive Plan.
The Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister and remove from registration all of the previously registered shares of Common Stock that remain unissued and unsold under the registration stated as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that is meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No.1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on April 8, 2009.

Biogold Fuels Corporation
/s/ Steve Racoosin
Steve Racoosin, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No 1 to the Registration Statement has been signed by the following persons in the capacities and on the date.

Signature	Title	Date

/s/ Steve Racoosin Steve Racoosin	Chief Executive Officer, and Chairman of the Board (Principal Executive Officer)	April 8, 2009

/s/ Chris Barsness Chris Barness	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 8, 2009

/s/ Walter Wedland Walter Wedland	Director	April 8, 2009

/s/ Michael Ott Michael Ott	Director	April 8, 2009